UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 31, 2012

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Cheesecake Factory Incorporated (“Company”) held its Annual Meeting of Stockholders on May 31, 2012.  The results of the vote taken for each proposal are as follows:

Proposal 1: Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
David Overton	40,330,255	2,439,421	13,705	4,346,228
Alexander L. Cappello	40,638,285	2,138,329	6,767	4,346,228
Thomas L. Gregory	40,381,275	2,394,484	7,622	4,346,228
Jerome I. Kransdorf	40,388,463	2,387,077	7,841	4,346,228
Laurence B. Mindel	42,308,702	458,327	16,352	4,346,228
David B. Pittaway	40,864,739	1,911,031	7,611	4,346,228
Herbert Simon	40,636,241	2,135,482	11,658	4,346,228

Proposal 2: Ratification of Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2012, ending January 1, 2012

For	Against	Abstain
46,830,924	289,056	9,629

Proposal 3:   Nonbinding, Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
40,559,154	940,941	1,283,286	4,346,228

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Debby R. Zurzolo
Debby R. Zurzolo
Executive Vice President. General Counsel and Secretary